FOURTH AMENDMENT TO SECOND AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT, dated as of August 31, 2011, to the Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2009, among HWC Wire & Cable Company (“Borrower”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Second Amended and Restated Loan and Security Agreement, as amended and modified and as may be further amended and modified from time to time, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement;

WHEREAS, Houston Wire & Cable Company (“Guarantor”) has guaranteed the obligations of Borrower under the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.           Additional and Amended Definitions.  The following definitions of “Fourth Amendment” and “Fourth Amendment Effective Date” are hereby inserted into Appendix A to the Loan Agreement.  The definitions of “Maximum Revolving Loan” and “Total Credit Facility” are hereby deleted from Exhibit A to the Loan Agreement and the following are inserted in their stead:

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“Maximum Revolving Loan – Eighty-Five Million Dollars ($85,000,000) from the Third Amendment Effective Date until October 15, 2011 and Seventy-Five Million Dollars ($75,000,000) from October 16, 2011 through the remainder of the Term.

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Fourth Amendment – that certain Fourth Amendment to Loan Agreement dated as of August 31, 2011 by and among Borrower, Agent and Lenders and acknowledged by Guarantor.

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Total Credit Facility – Eighty-Five Million Dollars ($85,000,000), from the Third Amendment Effective Date to October 15, 2011 and Seventy-Five Million Dollars ($75,000,000) from October 16, 2011 through the remainder of the Term.”

2.           Conditions Precedent.  This Fourth Amendment shall become effective upon receipt by Agent of each of the following documents, each in form and substance acceptable to Agent:

(i)           Copy of this Fourth Amendment, duly executed by Borrower, Guarantor, Agent and each Lender; and

(ii)          Copies of resolutions of the Boards of Directors of Borrower and Guarantor authorizing this Fourth Amendment certified as true and correct by the Secretary of Borrower and Guarantor.

3.           Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

4.           Governing Law.  This Fourth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

5.           Counterparts.  This Fourth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Fourth Amendment to Second Amended
and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as Borrower

		By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	V.P. and CFO

BANK OF AMERICA, N.A., as Agent and a Lender

		By:	/s/ Steven J. Chalmers
		Name:	Steven J. Chalmers
		Title:	Vice President

ACCEPTED AND AGREED
to this 31st day of August, 2011:

HOUSTON WIRE & CABLE COMPANY, as Guarantor

By:	/s/ Charles A. Sorrentino
Name:	Charles A. Sorrentino
Title:	Chief Executive Officer